Exhibit 99.1

Jacuzzi Brands, Inc.
Phillips Point – West Tower
777 S. Flagler Drive - Suite 1108W
West Palm Beach, Florida 33401

June 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

          The certification set forth below is being submitted in connection with the Annual Report on Form 11-K of USI Retirement Savings & Investment Plan (the “Plan”) for the year ended December 31, 2002 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of the Chapter 63 of Title 18 of the United States Code.

          Francisco Puñal, the Vice President and Controller and Naomi R. Fishler, the Director of Compensation and Benefits of Jacuzzi Brands, Inc., each certifies that, to the best of his and her knowledge:

1.	the Report fully complies with the requirements of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Francisco Puñal
Name: Francisco Puñal Vice President and Controller

/s/ Naomi R. Fishler
Name: Naomi R. Fishler Director of Compensation and Benefits

          A signed original of this written statement required by Section 906 has been provided to Jacuzzi Brands, Inc. and will be retained by Jacuzzi Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.